FIRST AMENDMENT TO MEDIA AND MARKETING SERVICES AGREEMENT

This FIRST AMENDMENT TO MEDIA AND MARKETING SERVICES AGREEMENT (this “First Amendment”) is entered into and made effective as of the 4th day of June, 2009 by and between CyberDefender Corporation, a California corporation (“CyberDefender”), and GR Match, LLC, a Delaware limited liability company (“GRM”).  GRM and CyberDefender may each be referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Media and Marketing Services Agreement, dated as of March 24, 2009, to be effective as of March 1, 2009 (the “Agreement”); and

WHEREAS, the Parties desire to amend Section 5.1 of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees to amend the Agreement as follows:

1.           Amendment to Section 5.1 of the Agreement.  Section 5.1 of the Agreement shall be amended and restated in its entirety as follows:

5.1           Term.  Subject to any termination rights set forth herein, the term (the “Term”) of this Agreement shall commence upon the Effective Date and continue until June 1, 2011 unless earlier terminated in accordance with the provisions of this Agreement  (the “Termination Date”); provided, however, that in the event CyberDefender causes GRM to pause or suspend its purchase of media time hereunder as contemplated in Section 1.1(i), the Term shall be automatically extended such period of time equal to the period of time which CyberDefender causes GRM to pause or suspend such media purchasing.

2.           Full Force and Effect.  The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect.

3.           Successors and Assigns.  This First Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

4.           Recitals.  The recitals to this First Amendment are hereby incorporated by reference herein.

5.           Governing Law.  This First Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

6.           Entire Agreement.  This First Amendment and the Agreement contain the complete understanding and agreement of the Parties relating to the subject matter hereof and thereof and supersede any prior understanding or agreement related thereto, whether written or oral.

7.           Counterparts.  This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

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IN WITNESS WHEREOF, this First Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:	/s/ Bennet Van de Bunt
Name: Bennet Van de Bunt
Title: Manager

CyberDefender Corporation,
a California corporation

By:	/s/ Gary Guseinov
Name: Gary Guseinov
Title: Chief Executive Officer